Exhibit 99

FOR IMMEDIATE RELEASE September 15, 2025

PCS Edventures! Hires Chief Operating Officer

Meridian, Idaho, September 15, 2025 — PCS Edventures!, Inc. (“PCSV”), a leading provider of TK-12 Science, Technology, Engineering and Mathematics (“STEM”) education programs, today announced the appointment of Dr. Suzanne DeZego as Chief Operating Officer. This transformative hire positions the Company to accelerate nationwide growth, expand partnerships, and deepen its impact on the future of learning.

With decades of leadership in scaling high-performing schools and multi-state education services, Dr. DeZego brings operational expertise needed to position PCS as a national leader in STEM education delivery. Prior to joining PCS Edventures, she was Vice President of Operations for a national provider of K–12 instructional and intervention services. In this role, she led multi-state operations, managed significant budgets, and drove strategic initiatives that strengthened performance and efficiency.

Prior to that, Dr. DeZego was the Founding Principal of EAGLE College Preparatory School in St. Louis, Missouri, where she established and grew a high-performing charter school. She also served as Director of Continuous Improvement for Rockwood School District and Director of Professional Development for Ferguson-Florissant School District in Missouri, where she led district-wide accountability initiatives and faculty development programs.

Dr. DeZego began her career as a teacher and advanced into leadership roles as a principal and district administrator, focusing on student achievement, strong school culture, and staff retention. She holds a Ph.D. and M.A. in Educational Leadership from St. Louis University and a B.S. in Secondary Education from the University of Illinois.

Mike Bledsoe, President, commented, “Prior to joining PCS, Suzanne worked for one of our largest customers. I have been working with her in that capacity for over eight years, so I feel like I know her quite well. Suzanne is not only a world-class education executive, but she is also the missing piece that will allow PCS to scale nationally with precision and purpose. She will immediately oversee our Sales, Marketing, and Product Development departments, and ultimately all departments. The hiring of Suzanne is a very significant event for our Company and its future, and it is 100% positive.”

Dr. DeZego added, “I’m thrilled to join PCS Edventures and be part of a company committed to inspiring the next generation of innovators. My passion has always been creating opportunities for students to thrive, and PCS’s hands-on approach to STEM education makes a lasting impact. I look forward to working with this incredible team to expand our reach, elevate the student experience, and prepare learners for a future full of possibilities.”

For more information about PCS Edventures!, Inc., visit our website.

Company financial information and reports can be found at https://www.sec.gov

About PCS Edventures!, Inc.

PCS Edventures!, Inc. (“OTCPK: PCSV”) is a Meridian, Idaho, company that designs and delivers technology-rich products and services for the TK-12 market that develop 21st-century skills. PCS programs emphasize experiential learning in Science, Technology, Engineering, and Math (“STEM”). https://edventures.com/.

Forward-Looking Statements.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Press Release. This Press Release should be considered in light of the disclosures contained in the filings of PCS and its “forward-looking statements” in such filings that are contained in the United States Securities and Exchange Commission (the “SEC”) Edgar Archives at https://www.sec.gov.

Contact.

Investor Contact: Michael Bledsoe 1.800.429.3110, mikeb@edventures.com

Investor Relations Web Site: https://investors.edventures.com/

# # #

Page | 2